Exhibit 99.1

1 1 Shareholder Meeting Presentation December 2019

2 2 [ Safe Harbor Statement] The following are safe harbor statements under the Private Securities Litigation Reform Act of 1995 for Applied Minerals, Inc . Some statements contained or implied in this presentation may be considered forward - looking statements, which by their nature are uncertain . Consequently, actual results could materially differ . For more detailed information concerning how risks and uncertainties could affect the Company's revenue pipeline, please refer to Applied Minerals' most recent annual and quarterly reports filed with the SEC . The Company assumes no obligation to update any forward - looking information .

3 3 [ New Chief Executive Officer] Mario Concha – Chairman and Chief Executive Officer Appointed President & CEO in September 2019. AMNL Chairman of the Board since 2016 AMNL Board member since 2013 Former President of the Chemical Division of Georgia Pacific Corporation responsible for: Annual revenues of $950 million 1,300 employees 17 plants located in seven countries.

4 Focus on Near Term Opportunities

5 5 Market Size: Zeolite Molecular Sieve Volume Value 2018 2.9M tons $4.8B 2026 4.1M tons $6.7B [ Molecular Sieves ] Product Benefits Improves: • Crush strength • Attrition resistance • Porosity • Selectivity • Yield of end product Commercial Developments • Commercial with global specialty zeolite producer • Successful plant trial with two additional customers • Expected to be commercial 1H 2020

6 6 Market Size: Flame Retardant Volume Value 2015 2.7M tons $5.8B 2023 3.8M tons $9.2B [Flame Retardants ] Product Benefits • Non - halogenated and non - toxic • Reinforcement of polymer • Char formation • Partial ATO replacement • Synergist with other flame retardants • Improved barrier coating Commercial Developments • Commercial with large industry player as ATH synergist • Plant trials with two additional FR customers in 1H 2019 • Expect to be commercial 2020 • Expect commercialization of a third customer in Japan late 2020 – (phosphorous FR)

7 7 [ Polymer Composites ] Product Benefits • Focus on use as a nucleating agent: • Reduces production cycle time by up to 40% • Lower cost of production • Increase capacity • Improves physical properties Commercial Developments • Commercial with three small customers that provide proof of concept within application • Commercial trials with prospective customers ongoing

8 8 [ Iron Oxide: Cement Application] Signed agreement to supply 30,000 tons annually to large cement manufacturer Sales currently ramping Mining is complementary to Dragonite mining Structured as production contract (customer takes what we produce)

9 9 Pigmentary Technical [ Other Markets] Cement Products

10 10 Exclusive Territory: Western and Southwestern United States Products Represented: Dragonite and Amiron Exclusive Territory: Midwestern United States Products Represented: Dragonite and Amiron Exclusive Territory: Eastern and Southern United States, Asia (excluding Japan) Products Represented: Dragonite [ Distribution Infrastructure] (Acquired KODA) Exclusive Territory: Japan Products Represented: Dragonite

11 [DRAGONITE for Lithium - Ion Batteries ]

12 12 Silicon/Silica Anode Description • Battery manufacturers focused on increasing the energy density of Li - Ion batteries continue to make incremental performance improvements with silicon and/or silica with the ultimate goal of complete replacement of graphite as anode material • Energy density of silicon (10x) and of silica (5x) compared to that of graphite • Swelling issues limit the use of silicon to a 5 - 10% loading with graphite and silica additionally needs to be nanosized Lithium Ion Batteries Silicon/ Silica Nanotubes Derived From Halloysite Dragonite Value Proposition • Halloysite's primary particle shape and size ideal design to address the swelling issue and its chemistry enables synthesis of a relatively low - cost nanosized nano - porous silica and silicon powders • Silica and silicon materials derived from halloysite have shown significant improvement in the performance of Li - ion batteries at lab scale Commercial Progress • A leading battery manufacturer continues to evaluate silica, synthesized from AMI’s halloysite, in a graphite - silica blended anode • The results of the evaluations have been positive and further development work is in progress • Management plans to introduce halloysite based products to other battery manufacturers.

13 13 [ Contact Information ] Contact: IR: Richard Brown rbrown@appliedminerals.com Halloysite Clay